Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K of our report dated November 16, 1999 included in Registration Statement File No. 333-70663. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1998 or performed any audit procedures subsequent to the date of our report."

                                       Arthur Andersen LLP


New York, New York

January 27, 2000